Exhibit 99.1

Contacts
DASAN Zhone Solutions Media Contact	DASAN Zhone Solutions Investor Contact
Tel: +1 510.777.7386	Matt Glover or Charlie Schumacher
Fax: +1 510.777.7001	Tel: +1 949.574.3860
E: marketing@dasanzhone.com	E: dzsi@gatewayir.com

DASAN Zhone Solutions Provides Third Quarter 2019 Preliminary Results

Oakland, California,  October 7, 2019 – DASAN Zhone Solutions, Inc. (NASDAQ: DZSI, the “Company” or “DZS”), a global leader in network access solutions for service providers and enterprise networks, has provided select, preliminary unaudited financial results for the third quarter ended September 30, 2019.

Preliminary Third Quarter 2019 Results

Based on preliminary unaudited results, the Company expects net revenue for the third quarter of 2019 to range between $70.0 million and $72.0 million (against previous guidance of $88.0 million to $94.0 million issued on August 13, 2019), which compares to $71.9 million reported for the third quarter of 2018. DZS’s preliminary net revenue range for the third quarter of 2019 reflects the recent industry wide trends in reduced carrier spend combined with temporary postponements in capital spending for Fiber-to-the-Home (FTTH) project at selected DZS customers.

 “Although our preliminary Q3 results were lower than anticipated due to various factors, including softer global telco wireline carrier spending in the second half of 2019, we continue to be very encouraged by the progress we are making on our 5G growth initiatives,” said Yung Kim, CEO of DZS. “We have implemented some cost optimization measures in our broadband business and fully expect to remain profitable throughout 2019. Looking towards the fiscal year 2020, we are still on track for strong contributions from our 5G deployments, resulting in growth and expanded EBITDA margins. Overall, we believe our business fundamentals remain strong, and we are uniquely positioned with key customers to capitalize on the 5G upgrade cycle globally.”

DZS intends to report complete financial results for the third quarter of 2019 after the market closes on Tuesday, November 12, 2019 and will provide updated guidance for the full fiscal year at that time. The conference call details will be announced approximately two weeks prior to the call.

About DASAN Zhone Solutions, Inc.

DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global leader in network access solutions for service providers and enterprise networks. The Company provides a wide array of reliable, value-add networking technologies—including broadband access, mobile backhaul, Ethernet switching, Passive Optical LAN, and software-defined networks—to a wide range of the  world’s most innovative network operators. DASAN Zhone Solutions is headquartered in Oakland, California, USA, with solutions deployed by over 900 customers in more than 80 countries worldwide.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and all DASAN Zhone Solutions product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and product names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and projections about the industries in which the Company operates and reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are  intended to identify forward-looking statements. In addition, statements that refer to projections of revenue in future periods and to anticipated growth and trends in our business or key markets are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated cost savings, synergies and other benefits of its acquisitions, including the KEYMILE acquisition and any integration risks relating thereto; the ability to generate sufficient revenue to achieve or sustain profitability; the Company’s ability to raise additional capital to fund existing and future operations or to refinance or repay its existing indebtedness; defects or other performance problems in the Company’s products; any economic slowdown in the telecommunications industry that restricts or delays the purchase of the Company’s products by its customers; the loss of any of our large customers, further significant reductions or delays in their spending, or a material change in their networking or procurement strategies; commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.